EXHIBIT 10.14
                                 PROMISSORY NOTE

$U.S.500,000.00.
                                                                Atlanta, Georgia
                                                           Dated:  June __, 2004

         FOR VALUE RECEIVED, the undersigned, R.M.S. Titanic, Inc. (RMST), promises to pay to the order Joseph Marsh and William Marino, jointly and severally, the sum of FIVE HUNDRED THOUSAND ($U.S.500,000.00) U.S. DOLLARS plus interest to be calculated at the Prime Interest Rate plus six percent (6%) per annum. Interest payments are subject to and will correspond with the Prime Interest Rate as published in the Wall Street Journal. Payments in the sum of twenty-five thousand dollars (U.S.$25,000) plus interest will commence on July 26, 2004, and will be made quarterly thereafter until such time as this Note is paid in full. This Note shall be paid in full no later than five (5) years from the date hereof.

         For further consideration and value received, the undersigned agrees to issue 30,000 (thirty thousand) shares of RMST common stock securities, which shall be legend, to Joseph Marsh and William Marino, to be held jointly and severally, such shares to be issued on or before July 26, 2004.

         This Note may be prepaid, at any time, in whole or in part, without penalty. All prepayments shall be applied in reverse order of maturity.

         The obligations set forth in this Note are unsecured.

         The undersigned and all other parties to this Note, agree to remain fully bound hereunder until this Note shall be fully paid and waives demand, presentment, protest and all notices of every kind, and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note, or upon the exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon the undersigned, notwithstanding the acknowledgment of the undersigned, and the undersigned does hereby irrevocably grants a power of attorney to enter into any such modification on its behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This Note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the state of Georgia. The undersigned hereby executes this Note as principal and not as surety.

                                          R.M.S. TITANIC, INC.

                                          By: ________________________
                                          Its:________________________